Exhibit 10.2

Consulting Agreement

Dated as of March 18, 2021

This Consulting Agreement (“Agreement”) is made and entered into as of the date first set forth above (the “Effective Date”), by and between Pulse Evolution Corporation, a Nevada corporation (the “Company”) and HC Marketing, LLC, a Delaware limited liability company (“Contractor”). Each of the Company and Contractor may be referred to herein individually as a “Party” and collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Company is engaged in various business and Contractor is in the business of, among other things, providing services to companies such as the Company; and

WHEREAS, the Company desires to engage Contractor, and Contractor desires to be engaged by the Company, on a non-exclusive basis, to render the Services (as hereinafter defined) in connection with the business of the Company to and on behalf of the Company and its subsidiaries and affiliated entities, upon the terms and subject to the conditions and limitations set forth herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Engagement. In exchange for the compensation as set forth herein and subject to the other terms and conditions hereinafter set forth, the Company hereby engages Contractor during the Term (as defined below), on a non-exclusive basis, to render the Services set forth in Section 2 as an independent contractor of the Company, and Contractor hereby accepts such engagement.

2.	Services.

	(a)	Subject to the terms and conditions and for the Term, Contractor shall provide the Company with strategic advisory services, including providing advice on Company operations and the determination of potential revenue and other opportunities as well as other assigned duties in selected key projects and initiatives as agreed to by the Company and Contractor (collectively, the “Services”).

	(b)	Contractor will use Contractor’s commercially reasonable efforts to provide the Services using the best of Contractor’s professional skills and in a manner consistent with generally accepted standards for the performance of such work.

	(c)	The Parties acknowledge and agree that Jordan Fiksenbaum, one of the owners of Contractor, shall be providing the Services hereunder, and that Mr. Fiksenbaum is also the President and currently the sole director of the Company. Contractor’s rights and obligations hereunder shall be separate and distinct from the rights and obligations of Mr. Fiksenbaum and the Company related to Mr. Fiksenbaum’s services as a director or officer of the Company. This Agreement has been approved by the Board of Directors of fuboTV Inc., a Florida corporation and the majority shareholder (directly or indirectly) of the Company (“fuboTV”).

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3.	Compensation and Expenses. In return for the provision of the Services, Contractor shall be compensated as follows:

	(a)	For each full month of the Term (as defined below), the Company shall pay to contractor the sum of $15,000.00, with any partial months to be pro-rated (the “Compensation”).

	(b)	The Company and Contractor may also agree, in writing, for alternate payments or fees for specific projects requested by the Company and undertaken by Contractor.

	(c)	The Company shall reimburse Contractor, within 30 days of provision of documented costs, for Contractor’ reasonable out-of-pocket costs related to the provision of the Services which are pre-approved in writing by the Company. Other than as set forth herein, Contractor will pay its own costs and expenses in connection with the provision of the Services.

	(d)	Any equipment provided by the Company to Contractor in connection with or furtherance of Contractor’s provision of the Services under this Agreement, including, but not limited to, computers, laptops, and personal management tools, shall, immediately upon the termination of this Agreement, be returned to the Company.

4.	No Employee Status, No Securities Sales. The Parties also acknowledge and agree that Contractor is an independent contractor and is not an employee or agent of Company in its position as a consultant and advisor. As such, the Company shall not be liable for any employment tax, withholding tax, social security tax, worker’s compensation or any other tax, insurance, expense or liability with respect to any or all compensation, reimbursements and remuneration Contractor may receive hereunder, all of which shall be the sole responsibility of Contractor. Contractor is solely responsible for the reporting and payment of, all pertinent federal, state, or local self-employment or income taxes, licensing fees, or any other taxes or assessments levied by governmental authorities, as well as for all other liabilities or payments related to those services. The Parties also acknowledge and agree that Contractor is not a licensed securities broker or salesperson, and that Contractor will not be participating in, nor compensated for, any unlicensed securities sales activities other than those permitted under any applicable securities laws or Securities and Exchange Commission exemptions.

5.	Term; Termination.

	(a)	The term of this Agreement shall begin as of the Effective Date and shall end on the earlier of (i) the first anniversary of the Effective Date and (ii) the time of the termination of this Agreement and the Term in accordance with this Section 5 (the “Term”).

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(b)	Termination by the Contractor. The Contractor may terminate this Agreement and the Term (and therefore Contractor’s engagement hereunder) at any time, for any reason. In the event that Contractor terminates this Agreement and the Term for any reason, then (i) the Company shall pay to Contractor any unpaid Compensation then owed or accrued, and any unreimbursed expenses incurred by the Contractor in each case through the termination date, and each of which shall be paid within 10 days following the termination date; and (ii) all of the Parties’ rights and obligations hereunder shall thereafter cease, other than such rights or obligations which arose prior to the termination date or in connection with such termination, and subject to Section 14(k).

(c)	Termination by the Company. The Company may terminate this Agreement and the Term (and therefore Contractor’s engagement hereunder) at any time, with or without Cause (as defined below), subject to the terms and conditions herein.

	(i)	For Cause. In the event that the Company terminates this Agreement and the Term with Cause, then in such event, (i) the Company shall pay to Contractor any unpaid Compensation then owed or accrued, and any unreimbursed expenses incurred by the Contractor in each case through the termination date, and each of which shall be paid within 10 days following the termination date; and (ii) all of the Parties’ rights and obligations hereunder shall thereafter cease, other than such rights or obligations which arose prior to the termination date or in connection with such termination, and subject to Section 14(k).

	(ii)	Without Cause. In the event that the Company terminates this Agreement and the Term without Cause, then in such event, (i) the Company shall pay to Contractor an amount equal to $180,000 less any Compensation previously paid, and shall pay to Contractor any unreimbursed expenses incurred by the Contractor in each case through the termination date, and each of which shall be paid within 10 days following the termination date; and (ii) all of the Parties’ rights and obligations hereunder shall thereafter cease, other than such rights or obligations which arose prior to the termination date or in connection with such termination, and subject to Section 14(k).

(d)	Definition of Cause. For purposes hereof, “Cause” shall mean:

	(i)	a material violation of any material written rule or policy of the Company or fuboTV by Contractor or any of Contractor’s personnel (A) for which violation any contractor may be terminated pursuant to the written policies of the Company or fuboTV reasonably applicable to a contractor, and (B) which the Contractor fails to correct within 10 days after the Contractor receives written notice from the Board of Directors of the Company (the “Board”) or any officer of fuboTV of such violation;

	(ii)	misconduct by the Contractor or any of Contractor’s personnel to the material and demonstrable detriment of the Company or fuboTV;

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(iii) the Contractor’s or any of Contractor’s personnel’s conviction (by a court of competent jurisdiction, not subject to further appeal) of, or pleading guilty to, a felony;

(iv) the Contractor’s or any of Contractor’s personnel’s continued and ongoing gross negligence in the performance of contractor’s duties and responsibilities to the Company as described in this Agreement;

(v) the death or total disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended) of Mr. Fiksenbaum; or

(vi) the Contractor’s material failure to perform Contractor’s duties and responsibilities to the Company as described in this Agreement, in either case after written notice from the Board or any officer of fuboTV of such violation to the Contractor of the specific nature of such material failure and the Contractor’s failure to cure such material failure within 10 days following receipt of such notice.

6.	Relationship of the Parties.

	(a)	Contractor is retained by the Company only for the purposes of and to the extent set forth in this Agreement, and Contractor’ relationship to the Company during the period of its engagement hereunder shall be that of an independent contractor. Contractor shall be responsible for the reporting and payment of all income and self-employment taxes for all compensation paid to Contractor hereunder.

	(b)	This Agreement does not create a relationship of principal and agent, joint venture, partnership or employment between the Company and Contractor. Contractor’ engagement hereunder is not a franchise or business opportunity. Neither Party shall be liable for any obligations incurred by the other except as expressly provided herein.

	(c)	Contractor shall not have authority to enter into contracts binding the Company or to create any obligations or incur liabilities on behalf of the Company. Contractor shall not act or represent itself, directly or by implication, as an agent of the Company with any authority other than as set forth expressly in this Agreement.

	(d)	Any person hired by Contractor shall be the employee of Contractor and not of the Company, and all compensation, payroll taxes, facilities and related expenses for any such employee shall be the sole responsibility of Contractor.

7.	Representations and Warranties.

	(a)	Representations and Warranties of the Company. Company represents and warrants hereunder that this Agreement and the transactions contemplated hereunder have been duly and validly authorized by all requisite corporate action; that Company has the full right, power and capacity to execute, deliver and perform its obligations hereunder; and that this Agreement, upon execution and delivery of the same by Company, will represent the valid and binding obligation of Company enforceable in accordance with its terms, subject to the application of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity (the “Enforceability Exceptions”). The representations and warranties set forth herein shall survive the termination or expiration of this Agreement.

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	(b)	Representations and Warranties of Contractor. Contractor represents and warrants hereunder that this Agreement and the transactions contemplated hereunder have been duly and validly authorized by all requisite action; that Contractor has the full right, power and capacity to execute, deliver and perform its obligations hereunder; and that this Agreement, upon execution and delivery of the same by Contractor, will represent the valid and binding obligation of Contractor enforceable in accordance with its terms, subject to the Enforceability Exceptions. The representations and warranties set forth herein shall survive the termination or expiration of this Agreement.

8.	Indemnification. In the event either Party is subject to any action, claim or proceeding resulting from the other’s gross negligence or intentional breach of this Agreement, the Party at fault agrees to indemnify and hold harmless the other from any such action, claim or proceeding. Indemnification shall include all fees, costs and reasonable attorneys’ fees that the indemnified Party may incur. In claiming indemnification hereunder, the indemnified Party shall promptly provide the indemnifying Party written notice of any claim that the indemnified Party reasonably believes falls within the scope of this Agreement. The indemnified Party may, at its expense, assist in the defense if it so chooses, provided that the indemnifying Party shall control such defense, and all negotiations relative to the settlement of any such claim. Any settlement intended to bind the indemnified Party shall not be final without the indemnified Party’s written consent. Any liability of a Party and its officers, directors, controlling persons, employees or agents shall not exceed the amount of fees actually paid to Contractor by Company pursuant this Agreement.

9.	Non-Solicit.

	(a)	As a material inducement to the Company to enter into this Agreement, Contractor agrees, during the Term and for a period of one (1) year thereafter, Contractor shall not directly or indirectly (i) solicit, induce, recruit, encourage or otherwise endeavor to cause or attempt to cause any employee, independent contractor or consultant of the Company or fuboTV to terminate their relationship the Company or fuboTV; (ii) solicit the business or patronage of any Company customer or any fuboTV customer for any other person or entity; (iii) divert, entice, or otherwise take away from the Company or fuboTV the business or patronage of any Company customer or any fuboTV customer, or attempt to do so, (iv) solicit or induce any Company customer or any fuboTV customer to terminate or reduce its relationship with the Company or fuboTV; or (v) solicit or attempt to solicit, for the purpose of engaging in competition with the Company or fuboTV, any person or entity whose account was serviced by Company or fuboTV or which the Company or fuboTV has targeted and contacted prior to the termination of this Agreement, for the purpose of establishing a customer relationship.

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	(b)	Contractor admits and agrees that Contractor’s breach of the provisions of this Section 9 would result in irreparable harm to Company and or fuboTV. Accordingly, in the event of Contractor’s breach of such restrictions, Contractor agrees that the Company and fuboTV shall be entitled to an injunction restraining such breach without the necessity of posting a bond or other security. Further, in the event of Contractor’s breach, the duration of the restrictions contained in this Section 9 shall be extended for the entire time that the breach existed so that Company and fuboTV are provided with the full time period provided herein. In addition to injunctive relief, the Company and fuboTV shall be entitled to any other remedy available in law or equity by reason of Contractor’s breach or threatened breach of the restrictions contained in this Section 9. If the Company or fuboTV retains an attorney to enforce the provisions of this Section 9, the Company or fuboTV, as applicable, shall be entitled to recover its reasonable attorneys’ fees and costs so incurred from Contractor, both prior to filing a lawsuit, during the lawsuit and on appeal.

	(c)	Contractor has carefully read and considered the provisions of this Section 9 and, having done so, agrees that the restrictions set forth in such Section 9 are fair and reasonable and are reasonably required for the protection of the legitimate business interests of the Company and fuboTV. In the event that a court of competent jurisdiction or the arbitrators pursuant to Section 14(l)(i) shall determine that any of the foregoing restrictions are unenforceable, the Parties hereto agree that it is their desire that such court or arbitrators, as applicable, substitute an enforceable restriction in place of any restriction deemed unenforceable, and that the substitute restriction be deemed incorporated herein and enforceable against Contractor. It is the intent of the Parties hereto that the court or arbitrators, as applicable, in so determining any such enforceable substitute restriction, recognize that it is their intent that the foregoing restrictions be imposed and maintained to the greatest extent possible.

	(d)	This Section 9 shall survive the termination of this Agreement for any reason whatsoever and Contractor’ engagement in connection herewith.

10.	Trade Names and Trademarks. Contractor agrees that it will use only such trade names, trademarks or other designations of the Company or any simulations thereof as may be authorized in writing by the Company. All such use shall be in accordance with the Company’s instructions and any such authorization may be withdrawn or modified at any time. Contractor will, in the event this Agreement is terminated, cease all use of any of the Company’s trade names, trademarks or other designations or other simulations thereof. Contractor will not register or attempt to register or assert any right of ownership in any of the Company’s trade names, trademarks or other designations or any simulations thereof. Contractor shall immediately notify the Company in writing upon learning of any potential or actual infringement of any trademark, patent, copyright or other proprietary right owned by or licensed to the Company, or of any actual or potential infringement by the Company of the rights of any third party.

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11.	Confidential Information.

	(a)	For purposes of this Agreement, and except as provided below, “Confidential Information” of the Company shall mean any confidential, proprietary or trade secret information, data or know-how which relates to the business, research, services, products, customers, suppliers, employees, or financial information of the Company or any of its subsidiaries or parent entities, including, but not limited to, product or service specifications, designs, drawings, prototypes, computer programs, models, business plans, marketing plans, financial data, financial statements, financial forecasts and statistical information, in each case that is marked as confidential, proprietary or secret, or with an alternate legend or marking indicating the confidentiality thereof or which, from the nature thereof should reasonably be expected to be confidential or proprietary, and any other Material Non-Public Information (as defined below), in each case which is disclosed by the Company or on its behalf, before or after the date hereof, to Contractor either in writing, orally, by inspection or in any other form or medium. Any technical or business information of a third person furnished or disclosed shall be deemed “Confidential Information” of the Company unless otherwise specifically indicated in writing to the contrary.

	(b)	For purposes of this Agreement, and except as provided below, “Material Non-Public Information” shall mean any information obtained by Contractor hereunder, whether otherwise constituting Confidential Information or not, with respect to which there is a substantial likelihood that a reasonable investor would consider such information important or valuable in making any of his, her or its investment decisions or recommendations to others with respect to the Company or any of its equity securities or debt, or any derivatives thereof, or information that is reasonably certain to have a substantial effect on the price of the Company’s securities or debt, or any derivatives thereof, whether positive or negative.

	(c)	For a period of two (2) years from the date of its receipt, Contractor agrees to use the Confidential Information only for the purpose of performing the Services (the “Purpose”) and shall use reasonable care not to disclose Confidential Information to any non-affiliated third party, such care to be at least equal to the care exercised by Contractor as to its own Confidential Information, which standard of care shall not be less than the current industry standard in effect as of the date of such receipt. Contractor agrees that it shall make disclosure of any such Confidential Information only to employees (including temporary and leased employees subject to a confidentiality obligation), officers, directors, attorneys and wholly owned subsidiaries (collectively, “Representatives”), to whom disclosure is reasonably necessary for the Purpose. Contractor shall appropriately notify such Representatives that the disclosure is made in confidence and shall be kept in confidence in accordance with this Agreement. Contractor shall be responsible for the failure of its Representatives to comply with the terms of this Agreement.

	(d)	In addition, Contractor agrees that, for as long as any information, including Confidential Information, continues to meet the definition of Confidential Information as set forth herein, Contractor shall not (1) buy or sell any securities or derivative securities of or related to the Company or any of its subsidiaries or parent entities, or any interest therein or (2) undertake any actions or activities that would reasonably be expected to result in a violation of the Securities Act of 1933, as amended, or the rules and regulations thereunder, or of the Securities Exchange Act of 1934, as amended, including, without limitation, Section 10(b) thereunder, or the rules and regulations thereunder, including, without limitation, Rule 10b-5 promulgated thereunder.

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(e)	Without the prior consent of the Company, Contractor shall not remove any proprietary, copyright, trade secret or other protective legend from the Confidential Information.

(f)	Contractor acknowledges that the Confidential Information disclosed hereunder may constitute “Technical Data” and may be subject to the export laws and regulations of the United States. Contractor agrees it will not knowingly export, directly or indirectly, any Confidential Information or any direct product incorporating any Confidential Information, whether or not otherwise permitted under this Agreement, to any countries, agencies, groups or companies prohibited by the United States Government unless proper authorization is obtained.

(g)	Nothing herein shall be construed as granting to Contractor or its affiliates any right or license to use or practice any of the information defined herein as Confidential Information and which is subject to this Agreement as well as any trade secrets, know-how, copyrights, inventions, patents or other intellectual property rights now or hereafter owned or controlled by the of the Company. Except as allowed by applicable law, Contractor shall not use any tradename, service mark or trademark of the of the Company or refer to the of the Company in any promotional or sales activity or materials without first obtaining the prior written consent of the Company.

(h)	The obligations imposed in this Agreement shall not apply to any information that:

(i) was already in the possession of Contractor at the time of disclosure without restrictions on its use or is independently developed by Contractor after the Effective Date, provided that the person or persons developing same have not used any information received from the Company in such development, or is rightfully obtained from a source other than from the Company;

(ii) is in the public domain at the time of disclosure or subsequently becomes available to the general public through no fault of Contractor;

(iii) is obtained by Contractor from a third person who is under no obligation of confidence to the Company; or

(iv) is disclosed without restriction by the Company.

(i)	Contractor may disclose such Confidential Information as required to be disclosed pursuant to the order of a court or administrative body of competent jurisdiction or a government agency, provided that Contractor shall notify the Company prior to such disclosure and shall cooperate with the Company in the event the Company elects to legally contest, request confidential treatment, or otherwise avoid such disclosure and shall thereafter only disclose such portion of the Confidential Information as legally required to disclose.

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	(j)	Upon termination of this Agreement for any reason or upon request by the Company made at any time, all Confidential Information, together with any copies of same as may be authorized herein, shall be returned to the Company, or destroyed and certified as such by an officer of Contractor. Contractor may retain one copy of all written Confidential Information for its files for reference in the event of a dispute hereunder.

	(k)	As between the Company and Contractor, the Confidential Information and any Derivative thereof (as defined below), whether created by the Company or Contractor, will remain the property of the Company. For purposes of this Agreement, “Derivative” shall mean: (i) for copyrightable or copyrighted material, any translation, abridgement, revision or other form in which an existing work may be recast, transformed or adapted, and which constitutes a derivative work under the Copyright laws of the United States; (ii) for patentable or patented material, any improvement thereon; and (iii) for material which is protected by trade secret, any new material derived from such existing trade secret material, including new material which may be protected by copyright, patent and/or trade secret.

12.	Intellectual Property Rights.

	(a)	Disclosure of Work Product. As used in this Agreement, the term “Work Product” means any invention, whether or not patentable, know-how, designs, mask works, trademarks, formulae, processes, manufacturing techniques, trade secrets, ideas, artwork, software or any copyrightable or patentable works. Contractor agrees to disclose promptly in writing to Company, or any person designated by the Company, all Work Product that is solely or jointly conceived, made, reduced to practice, or learned by Contractor in the course of the provision of the Services or any work performed for the Company (“Company Work Product”). Contractor agrees (i) to use Contractor’s best efforts to maintain such Company Work Product in trust and strict confidence; (ii) not to use Company Work Product in any manner or for any purpose not expressly set forth in this Agreement; and (iii) not to disclose any such Company Work Product to any third party without first obtaining the Company’s express written consent on a case-by-case basis.

	(b)	Ownership of Company Work Product. Contractor agrees that any and all Company Work Product conceived, written, created or first reduced to practice in the performance of work under this Agreement shall be deemed “work for hire” under applicable law and shall be the sole and exclusive property of the Company.

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(c)	Assignment of Company Work Product. Contractor irrevocably assigns to the Company all right, title and interest worldwide in and to the Company Work Product and all applicable intellectual property rights related to the Company Work Product, including without limitation, copyrights, trademarks, trade secrets, patents, moral rights, contract and licensing rights (the “Proprietary Rights”). Except as set forth below, Contractor retains no rights to use the Company Work Product and agrees not to challenge the validity of the Company’s ownership in the Company Work Product. Contractor hereby grants to the Company a perpetual, non-exclusive, fully paid-up, royalty-free, irrevocable and world-wide right, with rights to sublicense through multiple tiers of sublicensees, to reproduce, make derivative works of, publicly perform, and display in any form or medium whether now known or later developed, distribute, make, use and sell any and all Contractor owned or controlled Work Product or technology that Contractor uses to complete the services and which is necessary for the Company to use or exploit the Company Work Product.

(d)	Assistance. Contractor agrees to cooperate with the Company or its designee(s), both during and after the Term, in the procurement and maintenance of Company’s rights in Company Work Product and to execute, when requested, any other documents deemed necessary by Company to carry out the purpose of this Agreement. Contractor will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Work Product in any and all countries. Contractor’s obligation to assist Company with respect to Proprietary Rights relating to such Company Work Product in any and all countries shall continue beyond the termination of this Agreement, but the Company shall compensate Contractor at a reasonable rate to be mutually agreed upon after such termination for the time actually spent by Contractor at the Company’s request on such assistance.

(e)	Execution of Documents. In the event the Company is unable for any reason, after reasonable effort, to secure Contractor’s signature on any document requested by the Company pursuant to this Section 12 within seven (7) days of the Company’s initial request to Contractor, Contractor hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as its agent and attorney in fact, which appointment is coupled with an interest, to act for and on its behalf solely to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of this Section with the same legal force and effect as if executed by Contractor. Contractor hereby waives and quitclaims to the Company any and all claims, of any nature whatsoever, which Contractor now or may hereafter have for infringement of any Proprietary Rights assignable hereunder to the Company.

(f)	Contractor Representations and Warranties. Contractor hereby represents and warrants that: (i) Company Work Product will be an original work of Contractor or all applicable third parties will have executed assignments of rights reasonably acceptable to the Company; (ii) neither the Company Work Product nor any element thereof will infringe the intellectual property rights of any third party; (iii) neither the Company Work Product nor any element thereof will be subject to any restrictions or to any mortgages, liens, pledges, security interests, encumbrances or encroachments; and (iv) Contractor will not grant, directly or indirectly, any rights or interest whatsoever in the Company Work Product to any third party.

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13.	Non-Disparagement. Contractor agrees that during the Term and for two years following the expiration or termination of this Agreement, Contractor will not make any disparaging, defamatory, or negative statement, whether written or oral, regarding the Company or its respective current or former directors, officers, employees or representatives in any respect. Contractor’s obligations under this Section 13 shall not apply to disclosures required by applicable law, regulation, or order of a court or governmental agency.

14.	Miscellaneous.

(a) Notices. All notices under this Agreement shall be in writing. Notices may be served by certified or registered mail, postage paid with return receipt requested; by private courier, prepaid; by other reliable form of electronic communication; or personally. Mailed notices shall be deemed delivered five (5) days after mailing, properly addressed. Couriered notices shall be deemed delivered on the date that the courier warrants that delivery will occur. Electronic communication notices shall be deemed delivered when receipt is either confirmed by confirming transmission equipment or acknowledged by the addressee or its office. Personal delivery shall be effective when accomplished. Any Party may change its address by giving notice, in writing, stating its new address, to the other Party. Subject to the forgoing, notices shall be sent as follows:

If to the Company:

Pulse Evolution Corporation

Attn: Jordan Fiksenbaum

11450 SE Dixie Highway

Hobe Sound, FL 33455

Email: jordan.fiksenbaum@PULSE.CO

With a copy, which shall not constitute notice, to:

fuboTV Inc.

Attn: Gina Sheldon

1115 Broadway, 12th Floor

New York, NY 10010

Email: gsheldon@fubo.tv

If to Contractor, to:

HC Marketing, LLC

11700 W Charleston Blvd., Ste. 170-285

Las Vegas, NV 89135

Email: jordan.fiksenbaum@PULSE.CO

(b)	Accuracy of Statements. No representation or warranty contained in this Agreement, and no statement delivered or information supplied to any Party pursuant hereto, contains an untrue statement of material fact or omits to state a material fact necessary in order to make the statements or information contained herein or therein not misleading. The representations and warranties made in this Agreement will be continued and will remain true and complete in all material respects and will survive the execution of the transactions contemplated hereby.

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(c)	Entire Agreement. This Agreement sets forth all the promises, covenants, agreements, conditions and understandings between the Parties, and supersedes all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except as herein or therein contained.

(d)	Binding Effect; Assignment. This Agreement shall be binding upon the Parties, their heirs, administrators, successors and assigns. Neither Party may otherwise assign or transfer its interests herein, or delegate its duties hereunder, without the written consent of the other Party and, in the case of any assignment by Contractor, the written consent of fuboTV. Any assignment or delegation of duties in violation of this provision shall be null and void.

(e)	Amendment. The Parties hereby irrevocably agree that no attempted amendment, modification, termination, discharge or change (collectively, “Amendment”) of this Agreement shall be valid and effective, unless the Parties shall unanimously agree in writing to such Amendment and such Amendment is agreed to in writing by fuboTV.

(f)	No Waiver. No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the Party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

(g)	Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

(h)	Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

(i)	Governing Law. This Agreement, and any dispute arising out of, relating to, or in connection with this Agreement, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or of any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

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(j)	Severability; Expenses; Further Assurances. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible. Except as otherwise specifically provided in this Agreement, each Party shall be responsible for the expenses it may incur in connection with the negotiation, preparation, execution, delivery, performance and enforcement of this Agreement. The Parties shall from time to time do and perform any additional acts and execute and deliver any additional documents and instruments that may be required by Law or reasonably requested by any Party to establish, maintain or protect its rights and remedies under, or to effect the intents and purposes of, this Agreement.

(k)	Survival. The provisions of Section 7, Section 8, Section 10, Section 11, Section 12, Section 13 and Section 14 of this Agreement shall survive any expiration or termination of this Agreement and the Term for the maximum period permitted by law.

(l)	Enforcement of the Agreement; Jurisdiction; No Jury Trial.

(i) Each of the Parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising under this Agreement, or for recognition and enforcement of any judgment or arbitral award or resolution in respect of this Agreement, shall be brought and determined exclusively in the courts of the State of New York located in New York City, New York or in the event (but only in the event) that such courts do not have subject matter jurisdiction over such action or proceeding, in the United States District Court sitting in New York City, New York (the “Selected Courts”). Each of the Parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the Selected Courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Selected Courts. Each of the Parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the Selected Courts for any reason other than the failure to serve in accordance with this Section 14(l); (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (c) to the fullest extent permitted by law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum; (ii) the venue of such suit, action or proceeding is improper; or (iii) this Agreement, or the subject matter of this Agreement, may not be enforced in or by the Selected Courts.

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(ii) EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(iii) The Contractor hereby expressly acknowledges that the agreements and restrictions contained herein are reasonable and necessary to protect the Company’s legitimate interests, that the Company would not have entered into this Agreement in the absence of such agreements and restrictions, and that any violation of such restrictions will result in irreparable harm to the Company. The Contractor agrees that the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, and specific performance of, as well as an equitable accounting of all earnings, profits and other benefits arising from any violation of, the agreements and restrictions contained herein, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. The Contractor irrevocably and unconditionally (i) agrees that any legal proceeding arising out of this Section 14(l)(iii) may be brought in the Selected Courts, (ii) consents to the non-exclusive jurisdiction of the Selected Courts in any such proceeding, and (iii) waives any objection to the laying of venue of any such proceeding in any Selected Court.

(m)	Attorneys’ Fees. If any Party hereto is required to engage in litigation against any other Party, either as plaintiff or as defendant, in order to enforce or defend any rights under this Agreement, and such litigation results in a final judgment in favor of such Party (“Prevailing Party”), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred, including, but not limited to, all attorneys’ fees, court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party’s rights hereunder.

(n)	Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to confer upon any other person or entity any rights or remedies of any nature whatsoever under or by reason of this Agreement, provided however, that fuboTV is an intended third party beneficiary of this Agreement to the extent that this Agreement provides any rights or remedies to or on behalf of fuboTV, and fuboTV may enforce the same as though it were a “Party” hereto.

(o)	Execution in Counterparts, Electronic Transmission. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. The signature of any Party which is transmitted by any reliable electronic means such as, but not limited to, a photocopy, electronically scanned or facsimile machine, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature or an original document.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

Pulse Evolution Corporation

By:	/s/ Jordan Fiksenbaum
Name:	Jordan Fiksenbaum
Title:	President

HC Marketing, LLC

By:	/s/ Jordan Fiksenbaum
Name:	Jordan Fiksenbaum
Title:	General Partner

Agreed and accepted:

fuboTV Inc.

By:	/s/ Gina Sheldon
Name:	Gina Sheldon
Title:	General Counsel

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